Evolent Health, Inc. Announces Proposed Offering of $110 Million
of Convertible Senior Notes Due 2021

WASHINGTON, November 29, 2016 /PRNewswire/ -- Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations (“Evolent Health”), today announced that it intends to offer $110 million aggregate principal amount of convertible senior notes due 2021, subject to market and other conditions. Evolent Health also expects to grant the initial purchasers in the proposed offering an option to purchase up to an additional $15 million aggregate principal amount of notes. The notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The notes will be convertible into shares of Evolent Health’s Class A common stock, based on a conversion rate to be determined. Interest on the notes will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2017. The notes will mature on December 1, 2021 unless earlier repurchased or converted in accordance with their terms prior to such date. The interest rate, conversion rate, conversion price and other terms of the notes will be determined at the time of pricing of the offering.

Evolent Health intends to loan the net proceeds from this offering to the subsidiary through which its operations are conducted, Evolent Health LLC. Evolent Health LLC is expected to use such net proceeds for working capital and other general corporate purposes.

The notes and the Class A common stock of Evolent Health issuable upon conversion of the notes will not be registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such jurisdiction.

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About Evolent Health

Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients.

Contacts

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Forward-Looking Statements - Cautionary Language

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2015, as amended, and other documents filed with the SEC include risk factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.